UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Colorado	333-267039	84-4901299
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

6201 Bonhomme Road, Suite 435N
Houston, TX		77036
(Address of principal executive offices)		(ZIP Code)

(832) 606-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2024, the Board of Directors, acting under the Registrant’s by-laws, increased the number of persons comprising the Board of Directors to four from three and filled the vacancy thus created with Charles Tamburello, who will serve from December 1, 2024, until the next annual meeting of shareholders.

Mr. Tamburello is 51 years of age. He was recruited because of his expertise in mergers and acquisitions, most recently as chief executive officer of Global Discovery Group, Inc. (“Global”). in Miami, Florida.

There is no arrangement or understanding between Mr. Tamburello and the Registrant, or to the knowledge of the Registrant, between him and any other person, pursuant to which he was selected.

The Registrant and Mr. Tamburello have entered into a Director Agreement, dated November 22, 2024 (the “Director Agreement”), relating to his service as a director. Under the Director Agreement, Mr. Tamburello will receive no cash compensation and equity compensation of 100,000,000 shares of the Registrant’s common stock, but if he is removed for cause or resigns before November 30, 2025, he will, without consideration, sell, assign and transfer to the Company 8,333,333 shares of Common Stock for each full month between the date of such removal or resignation and October 31, 2025.

The Registrant is required to indemnify Mr. Tamburello if he becomes involved in, or is threatened to become involved in, any claim, action, or proceeding or if a claim or action is made or threatened against him due to his role as a director of the Registrant, and against any and all losses, claims, damages, expenses, and liabilities, including any investigation, legal fees, and other expenses incurred in connection with, and any amounts paid in settlement of, any such claim, action or proceeding. (collectively “Liabilities”). The Registrant is also required to indemnify him against certain liabilities arising under the federal securities laws. Mr. Tamburello is also obligated not to disclose the Registrant’s proprietary information.

The Registrant and Global, of which Mr. Tamburello is a controlling person, have also entered into a Nondisclosure / Noncircumvent Agreement, dated March 12, 2024. Under this agreement, Global may furnish information (“Confidential Information”) to the Registrant relating to (a) public and / or private entities seeking merger, acquisition or other partnerships or business relationships with other public and / or private entities, (b) financial institutions and investors who are seeking public or private entities to invest in, fund, give credit to, or provide any other financial or consulting services to, (c) individuals seeking relationships with public and / or private entities in the capacity of, including but not limited to employment, partnerships, directors, and consultants, etc. In the event that the Registrant receives such Confidential Information, it has agreed that, during its contact with and dealings with Global and for a period of five (5) years thereafter, the Registrant (a) will hold Confidential Information (as defined) in the strictest confidence and will not copy or disclose any portion thereof, to any third party without the prior written consent of Global, (b) will not, except as set forth in the agreement, at any time, make any use whatsoever or disclose or allow to be disclosed to any person or entity any portion of the Confidential Information on its own behalf, or with, or on behalf of any other entity; (c) will, upon the termination of its business dealings with Global or at any time upon its request, immediately return to Global r destroy, as Global may direct, all files, electronic files or documents, documentation, or tangible or electronic records and all copies within its possession, custody, or control containing or reflecting any portion of the Confidential Information;

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Section 8 – Other Events

Item 8.01 Other Events.

On November 15, 2024, the Board of Directors established an Executive Committee, comprising one director, in which is vested all of the authority of the Board of Directors in the management of the Company, provided that it may not: (a) authorize distributions; (b) approve or propose to shareholders action that articles 101 to 117 of the Colorado Business Corporation Act (the “CBCA”) require to be approved by shareholders; (c) fill vacancies on the board of directors or on any of its committees; (d) amend articles of incorporation pursuant to section 7-110-102 of the CBCA; (e) adopt, amend, or repeal bylaws; (f) approve a plan of conversion or plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (h) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares except that the board of directors may authorize said committee or an officer to do so within limits specifically prescribed by the board of directors;

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Director Agreement, dated November 22, 2024, by and between the Registrant and Charles Tamburello
10.2	Nondisclosure / Noncircumvent Agreement, dated March 12, 2024, by and between Global Discovery Group, Inc. and the Registrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

By: /s/ Dante Picazo

Dante Picazo

Chief Executive Officer

Dated: November 26, 2024

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